Exhibit 10.14

Addendum to Executive Employment Agreement

This Addendum (“Addendum”) is made and entered into as of August 14, 2025, by and between Kindly MD, Inc., a Utah corporation (the “Company”), and Jared Barrera (“Executive”), and amends that certain Executive Employment Agreement, effective September 1, 2023, as amended by that certain Addendum to Employment Agreement, dated October 14, 2024, and that certain Addendum to Executive Employment Agreement, dated May 12, 2025 (collectively, the “Agreement”).

Recitals

WHEREAS, the Company and Executive previously entered into the Agreement detailing Executive’s compensation and benefits;

WHEREAS, the Company and Executive wish to modify the Agreement to provide for Executive’s continued employment in his position as Chief Financial Officer following a change in control;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Change to Executive’s Resignation Upon Change in Control

The Agreement shall be amended to modify the provision regarding Executive’s resignation effectively immediately upon a change in control event to provide that Executive will continue in his position as Chief Financial Officer effective upon and following a change in control until such time as the Company has retained a new Chief Financial Officer (anticipated to be on or about October 1, 2025), at which time Executive agrees to resign from his position. Such resignation at that time shall not constitute a termination for cause under the Agreement.

2. Good Reason: The recipient waives any claim to “Good Reason” or any other similar term under any employment agreement, offer letter, equity or equity-based award agreements or plans, cash-based incentive award agreements or plans, or any other similar plans or agreements, in all cases, that may have otherwise been triggered by virtue of entering into this Addendum or any other actions taken herein.

3. No Other Amendments

Except as expressly modified by this Addendum, all terms and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

4. Counterparts

This Addendum may be executed in counterparts, including by electronic transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

KINDLY MD, INC.

By:	/s/ David Bailey
Name:	David Bailey
Title:	Chief Executive Officer

EXECUTIVE

By:	/s/ Jared Barrera
Name:	Jared Barrera